Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,193,002
Unrealized Gain (Loss) on Market Value of Futures	(1,756,028)
Dividend Income	11,462
Interest Income	5,752
ETF Transaction Fees	1,750
Total Income (Loss)	$(544,062)

Expenses
General Partner Management Fees	$58,187
Professional Fees	16,211
Brokerage Commissions	14,320
Directors' Fees and insurance	820
NYMEX License Fee	1,455
Total Expenses	90,993
Expense Waiver	(18,260)
Net Expenses	$72,733
Net Income (Loss)	$(616,795)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$116,167,796
Withdrawals (700,000 Shares)	(13,736,813)
Net Income (Loss)	(616,795)

Net Asset Value End of Month	$101,814,188
Net Asset Value Per Share (5,450,000 Shares)	$18.68

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596